FIRST AMENDMENT TO MORTGAGE LOAN SALE,
                      WARRANTIES AND SERVICING AGREEMENT


     This FIRST AMENDMENT TO MORTGAGE LOAN SALE, WARRANTIES AND SERVICING AGREEMENT (the "First Amendment") is entered into as of the 29th day of January, 1997, by and between Boston Safe Deposit and Trust Company (the "Seller") and Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Purchaser").

     Reference is made to that certain Mortgage Loan Sale, Warranties and Servicing Agreement dated as of January 1, 1997 by and between the Seller and the Purchaser (the "Original Agreement").

     WHEREAS, the Seller and the Purchaser desire to amend the Original Agreement in the manner hereinafter set forth.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller and the Purchaser agree to amend the Original Agreement as follows:

     1. Section 5.02 is hereby deleted in its entirety and the following inserted in the place thereof:

              "Section 5.02 Statements to Purchaser.

              Prior to the Remittance Date, the Company shall furnish to the Purchaser a Monthly Remittance Advice, with a trial balance report attached thereof, in the form of Exhibit F annexed hereto as to the related remittance and the period ending on the preceding Determina-tion Date. The Company shall use its reasonable best efforts to deliver each Monthly Remittance Advice to the Purchaser on or about the seventh Business Day of the month in which the related Remittance Date occurs. The Purchaser agrees that facsimile transmission (fol-lowing by delivery of hard copy) is a satisfactory method of delivery.

              In addition, not more than sixty (60) days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

              Such obligation of the Company shall be deemed to have been satis-fied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Code as from time to time are in force.

              The Company shall prepare and file any and all tax returns, information statements or other filings relating to the period of time prior to the sale of the Mortgage Loans by the Company to the Purchaser required to be delivered to any governmental taxing authority pursuant to any applicable law with respect to the Mortgage Loans. In addition, the Company shall provide the Purchaser with such information concern-ing the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax returns."

     2. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this First Amendment it shall not be necessary to produce or account for more than such counterpart signed by the party against whom enforcement is sought.

     3. Except as modified and amended hereby, the Original Amendment shall remain in full force and effect and is in all other respects ratified and confirmed.

     IN WITNESS WHEREOF, this First Amendment has been executed as of the date first written above.

                                               BOSTON SAFE DEPOSIT AND TRUST
                                               COMPANY


                                               By:  /s/ Kelly A. Gately
                                                  ____________________________
                                                  Name:  Kelly A. Gately
                                                  Title: Vice President


                                               LEHMAN CAPITAL, A Division of
                                               Lehman Brothers Holdings, Inc.


                                               By: /s/ Jack E. Desens
                                                  ____________________________
                                                  Name:  Jack E. Desens
                                                  Title: Senior Vice President